EXHIBIT 12

                      THE CIT GROUP, INC. AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                          (Dollar Amounts In Millions)

                                                                                   Nine Months Ended
                                                                                    September 30,
                                                                           -----------------------------------
                                                                                1999                1998
                                                                           ---------------      --------------
 Net income                                                                       $ 285.1             $ 251.5
 Provision for income taxes                                                         151.6               138.0
                                                                           ---------------      --------------

 Earnings before provision for income taxes                                         436.7               389.5
                                                                           ---------------      --------------
 Fixed Charges:
 Interest and debt expense on indebtedness                                          858.2               766.2
 Minority interest in subsidiary trust holding solely
   debentures of the Company                                                         14.4                14.4
 Interest factor - one third of rentals on
   real and personal properties                                                       6.7                 7.4
                                                                           ---------------      --------------
 Total fixed charges                                                                879.3               788.0
                                                                           ---------------      --------------
 Total earnings before provision for income
   taxes and fixed charges                                                      $ 1,316.0           $ 1,177.5
                                                                           ===============      ==============

 Ratio of earnings to fixed charges                                                 1.50x               1.49x
                                                                           ===============      ==============